Exhibit 99.1

QUARTER ENDED MARCH 31, 2016 First Quarter and As of June 6, 2016 Subsequent Events Overview SUMMARY Paid $1.50 special cash distribution Completed renovations at Parkside Apartments Parkside Apartments in Sugar Land, Texas The Lakes of Margate in Margate, Florida Parkside Apartments Renovation Complete Renovations are complete at Parkside Apartments in Sugar Land, Texas, with the final 31 units added back to inventory. We are focused on increasing occupancy, which was 80% as of March 31, 2016, and raising rental rates. Special Cash Distribution of $1.50 Per Share We are pleased to report that the Company paid a $1.50 per share special cash distribution on January 5, 2016 to shareholders of record as of December 31, 2015. This special distribution represents a portion of the proceeds from recent asset sales. The Company has paid a total of $3.50 per share in special distributions to date (all of which were paid between May 2012 and January 2016); and has paid a total of $120.4 million in regular and special distributions – approximately 45% of the capital raised. The board will continue to consider making special distributions from time-to-time as assets are sold. The Company is an investment program that focuses on total return—the current estimated share valuation (ESV) plus all distributions. The table below illustrates the increase in total value per share since the Company’s inception. Based on the number of shares outstanding on March 31, 2016, an investor has received a total of $4.69 per share in regular and special distributions. When combined with the most recent adjusted ESV, the total value is $12.38 per share compared with an original offering price of $10.00. Total Value Creation Per Share Since Inception 1 Regular distributions paid since inception per weighted average shares outstanding through March 31, 2016. The actual regular distributions a shareholder has received will vary based on the date they invested Lakewood Flats in Dallas, Texas March 31, 2016 Adjusted Estimated Share Price $7.69 Cumulative Regular Distributions1 1.19 Special Cash Distributions: May 2012 0.50 September 2014 0.50 March 2015 1.00 January 2016 1.50 Total Value $12.38 Original offering price = $10.00 per share II

II

QUARTER ENDED MARCH 31, 2016

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

Conclusion

The Company is in the asset disposition phase of its lifecycle and anticipates winding up its operations over the next couple of years. We will continue to manage assets to create liquidity for shareholders, focus on identifying the appropriate times to sell remaining assets, consider additional special distributions from asset sales, and maintain a strong balance sheet that provides flexibility to execute our strategy.

Financial Highlights

(in thousands, except per share data)		*3 mos. ended Mar. 31, 2016*		*3 mos. ended Mar. 31, 2015*
FFO	$	1,781	$	1,291
FFO per share	$	0.07	$	0.05
Distributions declared	$	–	$	25,732
Distributions per share	$	–	$	1.00
(in thousands)		*As of Mar. 31, 2016*		*As of Dec. 31, 2015*
Total assets	$	299,965	$	342,189
Total liabilities	$	185,026	$	225,610

Reconciliation of FFO to Net Loss

(in thousands, except per share data)		*3 mos. ended Mar. 31, 2016*		*3 mos. ended Mar. 31, 2015*
Net loss attributable to the Company	$	(1,073)	$	(173)
Adjustments for:				
Real estate depreciation and amortization[1]		2,854		4,029
Gain on sale of real estate[2]		-		(4,700)
Income tax expense associated with real estate sale[3]		-		2,135
FFO[4]	$	1,781	$	1,291
GAAP weighted average shares, basic and diluted		25,553		25,776
FFO per share	$	0.07	$	0.05
Net loss per share	$	(0.04)	$	(0.01)

[1] Includes our consolidated amount, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting, and the noncontrolling interest adjustment for the third-party partner's share.

[2] For the three months ended March 31, 2015, includes our proportionate share of the gain on sale of real estate related to the Babcock and AJS investments. The gain on sale of AJS is net of cumulative foreign currency translation loss of approximately $0.6 million due to the substantial liquidation of AJS.

[3] During the first quarter of 2015, we recorded an estimated provision for income tax of approximately $2.2 million as a result of foreign income tax related to the sale of AJS.

[4] FFO (Funds From Operations) should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor is it either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements.

A reconciliation of FFO and FFO-per-share to net loss can be found in our first quarter Form 10-Q on file with the SEC.

PORTFOLIO SUMMARY

As of March 31, 2016

Nine portfolio investments consisting of:

6 multifamily/student housing

1 office property

1 hospitality property

1 mezzanine loan on a multifamily development

SECOND QUARTER UPDATE CALL

Thursday
AUGUST
18

Please join us for the second quarter 2016 call on Thursday, August 18, 2016 at 1:00 pm Central Time. Further details about this call will be included in your next quarterly statement



The Courtyard by Marriott in Kauai, Hawaii

QUARTER ENDED MARCH 31, 2016 15601 Dallas Parkway, Suite 600 Addison, TX 75001 214.655.1600 behringerinvestments.com FORWARD-LOOKING STATEMENTS This document contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results. IMPORTANT RISK FACTORS TO CONSIDER Factors that could cause actual results to differ materially from any forward-looking statements made in this document include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our investments are located; the availability of cash flow from operating activities for special distributions, if any; conflicts of interest arising out of our relationships with our advisor and its affiliates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt; our ability to make accretive investments in a diversified portfolio of assets; future changes in market factors that could affect the ultimate performance of our development or redevelopment projects, including but not limited to construction costs, plan or design changes, schedule delays, availability of construction financing, performance of developers, contractors and consultants, and growth in rental rates and operating costs; our ability to secure leases at favorable rental rates; our ability to sell our assets at a price and on a timeline consistent with our investment objectives; impairment charges; unfavorable changes in laws or regulations impacting our business, our assets or our key relationships; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission. Published 06/16 © 2016 Behringer 3713-1 OP2 Q1 Report 2016 II